SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event Reported) June 16, 2002


                            ENERGY RIVER CORPORATION
             (exact name of registrant as specified in its charter)


         NEVADA                      000-26687                    88-0429812
(State of Incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

8930 E. Raintree Drive, Suite: 100, Phoenix, Arizona                85260
    (Address of principal executive office)                       (Zip Code)


       Registrant's Telephone Number, Including Area Code: (480) 682-1210


                             REGENCY GROUP, LIMITED
          (Former name or former address if changed since last report)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     N/A

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     N/A

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     N/A

ITEM 4. CHANGE IN THE REGISTRANT'S CERTIFYING ACCOUNT

     The registrant, by resolution of its board of directors, has elected to dismiss Semple & Cooper LLP as its principal auditors effective June 5, 2002. Semple & Cooper LLP issued its unqualified opinion, other than its qualification for substantial doubt about the Company's ability to continue as a going concern, on the registrant's financial statements dated October 12, 2001, as of and for the year ended June 30, 2001.

     There were no disagreements with Semple & Cooper LLP with respect to matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

     Semple & Cooper LLP has not advised the registrant of the matters outlined in Item 304 (a) (1) (v) of Regulation S-K with respect to internal accounting controls, management representations, scope of the audit and material matters coming to their attention that would impact the 2001 financial statements and their audit report.

     The registrant, by resolution of its board of directors, has elected to engage Epstein, Weber & Conover, PLC as the Company's principal auditors effective June 5, 2002.

     Prior to engaging Epstein, Weber & Conover, PLC, the registrant had not consulted with them on the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     N/A

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

     N/A

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Exhibit 16. Letter from former accountants

ITEM 8. CHANGE IN FISCAL YEAR

     N/A

ITEM 9. REGULATION FD DISCLOSURE

     NA

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Energy River Corporation


Date: June 16, 2002                   By: /s/ Terry Neild
                                         --------------------------
                                         Terry Neild, CEO